SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ALANCO TECHNOLOGIES, INC.

                 (Exact name of registrant specified in charter)





                               Arizona 86-0220694

                (State or other jurisdiction of (I.R.S. Employer

               Incorporation or organization) Identification No.)



                          15575 North 83rd Way, Suite 3

                            Scottsdale, Arizona 85260

                                 (480) 607-1010

          (Address and telephone number of principal executive offices)



                               Robert R. Kauffman
                             Chief Executive Officer
                            Alanco Technologies, Inc.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010
            (Name, address and telephone number of agent for service)

                                 With a Copy to:

                              Steven P. Oman, Esq.
                                8664 E. Chama Rd
                            Scottsdale, Arizona 85255



APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE  EFFECTIVENESS OF THIS REGISTRATION
STATEMENT

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE

   Title of each                            Proposed
class of securities      Amount to      maximum aggregate      Amount of
 to be registered      be Registered    offering price (1)  registration fee
-------------------    -------------    ------------------  ----------------

Class A Common Stock
(includes 1,617,579
shares underlying
warrants and 68,016
shares upon conversion
of preferred shares)      5,302,775          $1.68              $273.50

Rights attached to
above shares of Class
A Common Stock Under
Shareholder Rights
Plan  (2)                 5,302,775          $0.00                 --


(1) Calculated for purposes of this offering under Rule 457(c) under the Securities Act of 1933 using the average of the high and low sales prices for the Company's Class A Common Stock on the NASDAQ Capital Market as of October 10, 2007.

(2) Each share of the Company's Class A Common Stock has a Right attached to it in accordance with the Company's Shareholder Rights Plan (more fully described on page 20 of this Prospectus). These Rights are also being registered in this Prospectus.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED October 12, 2007


PROSPECTUS

                            ALANCO TECHNOLOGIES, INC.
                    5,302,775 Shares of Class A Common Stock
     (Including 1,617,579 Shares of Class A Common Stock Underlying Warrants
         and 68,016 Shares Upon Conversion of Series B Preferred Stock)
                      And the Rights Attached to the Shares

THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 6 FOR INFORMATION THAT YOU SHOULD CONSIDER.


This prospectus is being used in connection with offerings from time to time by some of our stockholders. The shares covered by this prospectus became issuable in connection with private placement financings completed in 2006 and 2007, our June 2006 acquisition of StarTrak Systems, LLC, a June 2007 extension of a line of credit agreement, and services provided to the Company in 2007. We also issued shares of Series B Convertible Preferred Stock as payment of declared dividends "in-kind". The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock or interests in shares of Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of Class A Common Stock. The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation. See "Plan of Distribution."

The selling stockholders beneficially own all 5,302,775 shares of Class A Common Stock. We will not receive any part of the proceeds from the sale or other disposition of the shares. We may, however, receive proceeds from the exercise of certain rights held by some of the Selling Shareholders under stock options or warrants to purchase Class A Common Stock from us if that is the origin of shares covered hereby. The registration of the shares on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their shares under this registration statement, or at any time in the near future.

Our Class A Common Stock is listed on the NASDAQ Capital Market, or NASDAQ, under the symbol "ALAN." On October 10, 2007 the last sale price of our Class A Common Stock on NASDAQ was $1.65 per share.

You should read this prospectus and any prospectus supplements carefully before deciding to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is _______________, 2007.

                                TABLE OF CONTENTS


                                                                Page

     Summary                                                      5

     Risk Factors                                                 6

     Safe Harbor Statements Under the Private
     Securities Litigation Reform Act of 1995                    10

     Issuance of Securities to Selling Stockholders              11

     Use of Proceeds                                             12

     Plan of Distribution                                        12

     Selling Stockholders                                        14

     Description of Securities                                   18

     Legal Matters                                               21

     Experts                                                     21

     Where You Can Find More Information                         22

     Information Incorporated by Reference                       22

                                     SUMMARY

         The following summary does not contain all of the information that may be important to purchasers of our Class A Common Stock. Prospective purchasers of Class A Common Stock should carefully review the detailed information and financial statements, including notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.

Effective October 16, 2006, the Company effected a 2:5 reverse stock split. All references to both number of shares and price per share of Class A Common Stock issued and outstanding, options and warrants granted, and common stock equivalent shares are presented on a post-split basis.

                                   The Company

Our Company, Alanco Technologies, Inc., together with our subsidiaries, is a provider of advanced information technology solutions. Our operations at the end of fiscal 2007 (June 30, 2007) were diversified into three reporting business segments including: (i) design, production, marketing and distribution of wireless tracking and subscription information technology for the refrigerated transportation industry (ii) design, production, marketing and distribution of RFID tracking technology for the corrections market, and (iii) manufacturing, marketing and distribution of data storage products.

Effective June, 2002, we acquired radio frequency identification (RFID) tracking technology through the acquisition of the operations of Technology Systems International, Inc., a Nevada corporation. Effective June 30, 2006, we acquired the operations of StarTrak Systems, LLC, a provider of wireless tracking and subscription data services to the transportation industry. We continue to participate in the data storage market through our wholly-owned subsidiary, Excel/Meridian Data, Inc., a manufacturer of network attached storage systems for mid-range organizations.

Our principal executive offices are located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, and our telephone number is (480) 607-1010.

                                  The Offering


Securities covered hereby..................5,302,775 shares of Class A Common
                                           Stock and 5,302,775 Rights attached
                                           to the Class A Common Stock under our
                                           Shareholder Rights Plan

Class A Common Stock currently
   outstanding.............................22,728,035 shares (1)

Use of proceeds............................We will not receive any of the proceeds of sales of Class A Common
                                           Stock by the Selling Shareholders.
                                           We may, however, receive proceedsfrom
                                           the exercise of certain rights held
                                           by some of the Selling Shareholders
                                           under stock options or warrants to
                                           purchase Class A Common Stock from us
                                           if that is the origin of shares.

Risk Factors...............................Prospective purchasers should carefully consider the factors
                                           discussed under "Risk Factors."

NASDAQ symbol..............................ALAN

(1) Excludes (i) 6,789,000 shares of Class A Common Stock reserved for issuance upon exercise of stock options outstanding as of October 8, 2007; (ii) 2,876,300 shares reserved for issuance upon the exercise of stock options that may be granted in the future under our stock option plans; (iii) 4,079,903 shares reserved for issuance upon exercise of outstanding warrants; (iv) 4,780,952 shares reserved for issuance upon conversion of the Series A Convertible Preferred Stock; and (v) 430,415 shares reserved for issuance upon conversion of the Series B Convertible Preferred Stock.

                                  RISK FACTORS

An investment in Alanco involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors in determining whether or not to purchase the shares of Class A Common Stock offered under this prospectus. These matters should be considered in conjunction with the other information included or incorporated by reference in this prospectus. This prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this prospectus, including the information set out below, identifies important factors that could cause such differences. See "Safe Harbor Statements Under the Private Securities Litigation Reform Act of 1995."

We may not be able to reach the sales goals anticipated from the StarTrak Systems acquisition. We acquired the operations of StarTrak Systems, LLC ("StarTrak") effective June 30, 2006. StarTrak is a leading provider of wireless tracking and subscription data services to the transportation industry, with a focus upon the refrigerated or "Reefer" segment of the transport industry. StarTrak provides wireless (including GPS, cellular and radio) tracking, monitoring and control services to this market. We are anticipating significant revenue growth from sales of StarTrak products in the transportation market. We do not have experience in the transportation market, and there is no certainty that we will be able to capture the required market share for StarTrak to achieve its anticipated financial success. The StarTrak system is currently being marketed to the transportation market as a tool to increase efficiency and reduce costs of the refrigerated supply chain by wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. Although StarTrak is the dominant provider for tracking, management and control services of the refrigeration transport market and is currently the only tracking system, to the best of our knowledge, which is able to provide direct interaction with the customer allowing for remote adjustments of variables controlled by the unit, there are other tracking/monitoring systems being marketed to the refrigerated transport industry. There is no certainty that the transportation industry will adopt this technology broadly enough for us to reach our marketing projections.

The loss of key StarTrak personnel would have a negative impact on our StarTrak business and technology development. Our StarTrak technology is reliant on key personnel who developed and understand the technology. We have short-term contracts with some key personnel, but have no assurance that such personnel will remain with the Company on a long-term basis. The loss of the services of those key technology personnel could have an adverse effect on the business, operating results and financial condition of our company.

We may continue to experience lower than anticipated sales in our TSI PRISM division. We acquired the business and assets of Technology Systems International, Inc. ("TSI") effective June 2002, creating the Company's RFID Technology segment. During fiscal 2005, we changed the name of Technology Systems International, Inc. to Alanco/TSI PRISM, Inc. ("ATSI"). We had anticipated significant revenue growth from sales of the TSI PRISM tracking system in the corrections market in prior years which was not realized. We continue to anticipate future significant revenue growth from sales of the TSI PRISM tracking system; however, there is no certainty that we will be able to capture the required market share for ATSI to achieve its anticipated financial success. The TSI PRISM system is currently being marketed to the corrections market as a prison and jail management tool and officer safety system. Although there are other inmate and officer monitoring systems being marketed to the corrections industry, the TSI PRISM system is currently the only system, to the best of our knowledge, that is able to continuously (every two seconds) monitor the location of both officers and prisoners, both inside and outside of buildings. There is no certainty that the corrections industry will adopt this technology broadly enough for us to reach our marketing projections.

The loss of key ATSI personnel would have a negative impact on our ATSI business and technology development. Our TSI PRISM technology is reliant on key personnel who developed and understand the technology. We have no employment contracts with any of our ATSI personnel. The loss of the services of those key technology personnel could have an adverse effect on the business, operating results and financial condition of our company, and our ability to continue to develop products economically and competitively.

We could incur financial losses as a result of the continuing litigation with respect to our acquisition of ATSI. We have been sued concerning our acquisition of ATSI. We recently entered into a Settlement Agreement pursuant to which the value of the TSI assets acquired and the value of the consideration we gave for such assets will be determined by an independent third-party appraiser. If we paid less than 85% of the value of the assets, we will have to pay the difference to the TSI bankruptcy estate. See Legal Matters for a discussion of a legal suit filed in connection with our acquisition of the operations of TSI.

We are subject to the budget constraints of the governmental agencies purchasing TSI PRISM systems, which could result in a significant decrease in our anticipated revenues. We cannot assure you that the governmental agencies we anticipate purchasing our TSI PRISM systems will have the necessary revenue to purchase the systems even though they may want to do so. The funds available to governmental agencies are subject to various economic and political influences. Even though the TSI PRISM system may be recommended for purchase by corrections facility managers, the governmental agency responsible for the facility may not have sufficient budget resources to purchase the system. As of the date of this filing, the Company has no significant TSI PRISM sales backlog as defined by unfulfilled signed contracts.

Worsening general economic conditions may negatively affect our potential customers' ability and willingness to purchase the products sold by our Company. Both our RFID Technology and our Data Storage segment rely on a strong economy to support technology spending by our customers. Our Data Storage segment sells network attached storage systems to mid-sized network users. Previous deterioration in general economic conditions resulted in reduced spending by our customers for technology in general, including the products sold by us. We have the ability to reduce overhead to assist in offsetting our reduced sales volume; however, if the economic conditions were to deteriorate, we could experience a material adverse impact on our business, operating results, and financial conditions. See previous section discussing the budget constraints of our government customers. As some governmental funding is supplied by sales tax and income tax revenues, a reduction in economic activity reduces governmental revenues and the monies that can be budgeted for TSI PRISM systems.

Acts of domestic terrorism and war have impacted general economic conditions and may impact the industry and our ability to operate profitably. On September 11, 2001, acts of terrorism occurred in New York City and Washington, D.C. On October 7, 2001, the United States launched military actions on Afghanistan, and in 2003 launched military attacks on Iraq with ongoing operations in both areas. As a result of those terrorist acts and military actions, there has been a disruption in general economic activity and a diversion of governmental funding to those endeavors that would otherwise have been available for the purchase of products and systems such as those sold by the Company. There may be other consequences resulting from those acts of terrorism, and any others which may occur in the future, including civil disturbance, war, riot, epidemics, public demonstration, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, quarantine restrictions, unavailability of capital, equipment, personnel, which we may not be able to anticipate. These terrorist acts and acts of war may continue to impact the economy, and in turn, reduce the demand for our products and services, which would harm our ability to make a profit. Also, as federal dollars are redirected to military efforts, they may not be available for the purchase of new federal prison monitoring systems from our ATSI subsidiary.

The Company may not have sufficient capital to meet its liquidity needs if we are not able to carry out our fiscal year 2008 operating plan; Uncertainty of proceeds and additional financing. The Company incurred significant losses during fiscal year 2007 and has experienced significant losses in prior years. Although management cannot assure that future operations will be profitable or that additional debt and/or equity capital will be raised, we believe that, based on our fiscal 2008 operating plan, cash flow will be adequate to meet our anticipated future requirements for working capital expenditures, scheduled lease payments and scheduled payments of interest on our indebtedness. We will need to materially reduce expenses, or raise additional funds through public or private debt or equity financing, or both, if the revenue and cash flow elements of our 2008 operating plan are not met. If we need to seek additional financing to meet working capital requirements, there can be no assurance that additional financing will be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our business, operating results, financial condition and ability to continue operations will be materially adversely affected.

If we raise additional funds through the sale of stock, our existing Alanco shareholders will experience dilution and may be subject to newly issued senior securities. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current shareholders of the Company will be reduced, and such equity securities may have rights, preferences or privileges senior to those of the holders of Class A Common Stock.

We have had recent losses and fluctuations in operating results which may or may not be reliable as an indication of future performance. We had a consolidated loss from operations of ($5,871,700) for the fiscal year ending June 30, 2007, and a consolidated loss from operations of ($4,591,900) for the fiscal year ending June 30, 2006. In addition, our quarterly operating results have fluctuated significantly in the past and could fluctuate significantly in the future. We anticipate that our future financial performance will be significantly impacted by our acquisition of StarTrak and our marketing efforts concerning the StarTrak and TSI RFID technology. As a result, our past quarterly operating results should not be used to predict future performance.

Our StarTrak and ATSI intellectual property protection may not be sufficient to maintain the value of such property rights. Our primary business strategy is to develop the StarTrak and ATSI business opportunities. The long-term success of this strategy depends in part upon the StarTrak and ATSI intellectual property acquired. Although we are not currently aware of any conflicting technology rights, third parties may hold United States or foreign patents which may be asserted in the future against the StarTrak and ATSI technology, and there is no assurance that any license that might be required under such patents could be obtained on commercially reasonable terms, or otherwise. Our competitors may also independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Our efforts to prohibit others from infringing upon our StarTrak and ATSI intellectual property may not be adequate. Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, there can be no assurance that we will be successful in doing so or that the steps taken by us in this regard will be adequate to deter infringement, misuse, misappropriation or independent third-party development of our technology or intellectual property rights or to prevent an unauthorized third party from copying or otherwise obtaining and using our products or technology. Litigation may also become necessary to defend or enforce our proprietary rights. Any of such events could have a negative impact on our competitive position in the markets we serve.

The loss of key corporate or subsidiary executives would have a negative effect on our Company. Our performance is substantially dependent on the services and performance of our executive officers and key employees. The loss of the services of any of our executive officers or key employees could have a material adverse effect on our business, operating results and financial condition due to their extensive industry specific knowledge and comprehensive operating plans for the Company. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations and managerial personnel. With the exception of the two most senior StarTrak executives, none of our executive officers are bound by an employment agreement, and none are covered by key-man insurance.

Additional competitors to StarTrak may arise that could affect the future projected StarTrak business. Although StarTrak currently is the dominant provider of tracking, management and control services of refrigeration transport Reefer units, it can be expected that if, and to the extent that, the demand for the StarTrak technology increases, the number of competitors will likely increase. Increasing competition could adversely affect the amount of new business we are able to attract, the rates we are able to charge for our services and/or products, or both.

Additional competitors to the TSI PRISM business may arise that could affect the future projected TSI PRISM business. Although early in the market development cycle, the TSI PRISM business/technology has no current, identified direct competitors capable of the same performance levels as the TSI PRISM system. There are other companies attempting to introduce area location and monitoring technologies in the correctional facilities market who offer area or zone detection systems that are not capable of providing continuous real-time tracking at this time. However, it can be expected that if, and to the extent that, the demand for the ATSI technology increases, the number of competitors will likely increase, as will their capabilities. Increasing competition could adversely affect the amount of new business we are able to attract, the rates we are able to charge for our services and/or products, or both.

We may lack the capital for our Excel/Meridian Data subsidiary to compete effectively in the data storage market. Because we are significantly smaller than many of our competitors in the data storage business, we may lack the capital required to increase our market share. We operate in a very competitive environment, competing against numerous other companies, many of whom have greater financial resources and market position than we do.

Possible exercise and issuance of options and warrants issued by the Company may dilute interest of shareholders. As of the date of this prospectus, options to purchase 6,789,000 shares of our Class A Common Stock were outstanding, and the weighted average exercise price of such options was $2.01. Additionally, warrants to purchase 4,079,903 shares of our Class A Common Stock were outstanding, and the weighted average exercise price of such warrants was $2.38. To the extent that any stock options currently outstanding or granted in the future are exercised, dilution to the interests of our shareholders may occur.

We may not be able to maintain our NASDAQ Listing if we are unable to keep our stock price above the minimum $1.00 bid price per share. Our Class A Common Stock currently trades on the NASDAQ Capital Market under the symbol "ALAN." However, there can be no assurance that an active trading market in our Class A Common Stock will be available at any particular future time.

In August, 2005, we received notification from NASDAQ indicating that due to the failure of the Company to maintain the minimum $1.00 bid price per share requirement, the Company's securities were subject to delisting from NASDAQ. In accordance with Marketplace Rule 4310(c) (8) (D), the Company had 180 days, or until January 31, 2006, to comply with the Rule. The minimum bid price requirement was not met by the date specified, and again in accordance with Marketplace Rule 4310(c), NASDAQ officials determined the Company met the NASDAQ Capital Market initial listing criteria except for the bid price requirement and notified the Company that it had been granted an additional 180 calendar days (until July 31, 2006) to meet the $1.00 minimum bid price requirement. In August, 2006, we received notification from NASDAQ indicating that we had not regained compliance with the minimum $1.00 bid price per share requirement and that the Company's securities would be delisted. We elected to appeal the NASDAQ Staff delisting determination and an oral hearing before the NASDAQ Listing Qualifications Panel ("Panel") was held on September 14, 2006, with representatives from the Company present. Effective October 16, 2006, the Company's Board of Directors elected to effect a 2:5 reverse stock split pursuant to approval of a proposal authorizing a reverse split obtained from the shareholders at the Company's Annual Meeting of Shareholders held on January 20, 2006. The Company's stock began trading on a post-split adjusted basis under the interim trading symbol "ALAND" on October 16, 2006 for a period of 20 trading days, after which the Company's trading symbol returned to "ALAN." The Company's stock has traded above the $1.00 minimum bid price since the reverse stock split was effected. On November 2, 2006, the Company received a letter from NASDAQ indicating that the Company had remedied its minimum bid price deficiency and had regained compliance with the continued listing requirements of The NASDAQ Capital Market. There can be no assurance that the Company's stock will continue to trade above the minimum NASDAQ $1.00 per share bid requirement, and the Company may again in the future be notified that delisting may occur.

The Company does not anticipate payment of dividends. We do not anticipate that we will pay cash dividends on our Class A Common Stock in the foreseeable future. The payment of dividends by us will depend on our earnings, financial condition, and such other factors, as our Board of Directors may consider relevant. We currently plan to retain earnings to provide for the development of our business.

Our articles of incorporation and Arizona law may have the effect of making it more expensive or more difficult for a third party to acquire, or to acquire control of, us. Our articles of incorporation make it possible for our Board of Directors to issue preferred stock with voting or other rights that could impede the success of any attempt to change control of us. Arizona law prohibits a publicly held Arizona corporation from engaging in certain business combinations with certain persons, who acquire our securities with the intent of engaging in a business combination, unless the proposed transaction is approved in a prescribed manner. This provision has the effect of discouraging transactions not approved by our Board of Directors as required by the statute which may discourage third parties from attempting to acquire us or to acquire control of us even if the attempt would result in a premium over market price for the shares of common stock held by our stockholders.

Certain provisions in our Alanco shareholder rights plan may discourage a takeover attempt. We have implemented a shareholder rights plan which could make an unsolicited takeover of our company more difficult. As a result, shareholders holding a controlling block of shares may be deprived of the opportunity to sell their shares to potential acquirers at a premium over prevailing market prices. This potential inability to obtain a premium could reduce the market price of our common stock.

The market price of Alanco Class A Common Stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

o   progress of our products through development and marketing;

o announcements of technological innovations or new products by us or our competitors;

o government regulatory action affecting our products or competitors' products in both the United States and foreign countries;

o   developments or disputes concerning patent or proprietary rights;

o   actual or anticipated fluctuations in our operating results;

o   the loss of key management or technical personnel;

o   the loss of major customers or suppliers;

o   the outcome of any future litigation;

o   changes in our financial estimates by securities analysts;

o   general market  conditions  for emerging  growth and technology companies;

o   broad market fluctuations;

o   recovery from natural disasters; and

o   economic conditions in the United States or abroad.

Future sales of Alanco Class A Common Stock in the public market could adversely affect our stock price and our ability to raise funds in new equity offerings. We cannot predict the effect, if any, that future sales of shares of our common stock or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock will have on the market price of our common stock prevailing from time to time. For example, the availability of the shares covered by this S-3 registration statement for sale, or of common stock by our existing stockholders under Rule 144, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could materially impair our future ability to raise capital through an offering of equity securities.

                    SAFE HARBOR STATEMENTS UNDER THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus includes "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The safe harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933 apply to forward-looking statements made by us. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negatives or variations of these terms, and other comparable terminology. In addition, any statements discussing strategy that involve risks and uncertainties are forward-looking. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements are based on the expectations of management when made and are subject to, and are qualified by, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to, the following factors, among others, that could affect the outcome of the Company's forward-looking statements: general economic and market conditions; reduced demand for information technology equipment; competitive pricing and difficulty managing product costs; development of new technologies which make the Company's products obsolete; rapid industry changes; failure by the Company's suppliers to meet quality or delivery requirements; the inability to attract, hire and retain key personnel; failure of an acquired business to further the Company's strategies; the difficulty of integrating an acquired business; undetected problems in the Company's products; the failure of the Company's intellectual property to be adequately protected; unforeseen litigation; unfavorable result of current pending litigation; the ability to maintain sufficient liquidity in order to support operations; the ability to maintain satisfactory relationships with lenders and to remain in compliance with financial loan covenants and other requirements under current banking agreements; the ability to maintain satisfactory relationships with suppliers; federal and/or state regulatory and legislative actions; customer preferences and spending patterns; the ability to implement or adjust to new technologies and the ability to secure and maintain key contracts and relationships.

Forward-looking statements involve risks and uncertainties, including those risks and uncertainties identified in the section of this prospectus beginning on page 6 titled "Risk Factors" and those risks and uncertainties identified elsewhere in, or incorporated by reference into, this prospectus. Due to these risks and uncertainties, the actual results that we achieve may differ materially from these forward-looking statements. These forward-looking statements are based on current expectations. In preparing this prospectus, we have made a number of assumptions and projections about the future of our business. These assumptions and projections could be wrong for several reasons including, but not limited to, those factors identified in the "Risk Factors" section.

You are urged to carefully review and consider the various disclosures that we make in this prospectus, any subsequent prospectus supplements and in our other reports filed with the SEC. These disclosures attempt to advise interested parties of the risk factors that may affect our business.

                 ISSUANCE OF SECURITIES TO SELLING SHAREHOLDERS

The Class A Common Stock subject to this prospectus relates to securities issuable by us pursuant to a number of separate transactions. We agreed in each of these transactions to file a registration statement, of which this prospectus is a part, to register the resale or other disposition of the Class A Common Stock issued or issuable by us in these transactions. All of the shares of Class A Common Stock covered by this prospectus were "restricted securities" under the Securities Act prior to this registration. Each of the shares of Class A Common Stock includes a Right under the Shareholder Rights Plan that is also being registered in this Prospectus. The transactions under which the securities were issued are described in the following paragraphs.

The first transaction pertains to an offering in April 2006 wherein we issued 328,000 shares of Class A Common Stock and a warrant to purchase 328,000 shares of Class A Common Stock at an exercise price of $1.62 per share to The Anderson Family Trust on April 26, 2006. The offering was comprised of 820,000 units sold at a price of $0.61 per unit, each unit consisting of two-fifths of one share of Class A Common Stock and a warrant to purchase two-fifths of one share of Class A Common Stock. Donald E. and Rebecca E. Anderson control the trust. Mr. Anderson is a director of the Company. The 328,000 shares of Class A Common Stock were previously registered on our S-3 Registration Statement effective January 11, 2007. Due to a NASDAQ regulation requiring shareholder approval for the warrant granted in the transaction, a proposal for such approval was slated on the Proxy for the Annual Shareholders' Meeting held on January 30, 2007. The proposal was approved and this prospectus now covers only the 328,000 shares of Class A Common Stock underlying the warrant. The agreement pertaining to this transaction was filed as Exhibit 99.1 to our Form 8-K filed with the SEC on May 4, 2006.

The second transaction involves the issuance of warrants to purchase 288,000 shares of Class A Common Stock in connection with a private offering to accredited investors in July 2006. The offering was comprised of 240,000 units sold at a price of $1.71 per unit, each unit consisting of one share of Series A Convertible Preferred Stock together with a 5-year warrant to purchase 1.2 shares of Class A Common Stock at a price of $1.50 per share. 180,000 units were purchase by directors and officers of the Company, including 60,000 units each purchased by Robert R. Kauffman, director and CEO, Harold S. Carpenter, director, and Donald E. Anderson, director. The remaining 60,000 units were sold to a non-related accredited third party. This prospectus covers only the 288,000 shares of Class A Common Stock underlying the warrants. The Form of Agreement and the Form of Warrant pertaining to this transaction were filed as Exhibits to our Form 8-K filed with the SEC on July 14, 2006.

The third transaction involves the issuance of 406,854 shares of Class A Common Stock in connection with the June 30, 2006 acquisition of StarTrak Systems, LLC. Subsequent to the January 30, 2007 Annual Shareholders Meeting, wherein the shareholders approved the issuance of 3,280,000 shares of Class A Common Stock (plus additional shares to be paid as a commission to an investment banking firm) as payment in lieu of cash related to obligations incurred in connection with the acquisition of StarTrak, 56,854 shares of Class A Common Stock were issued to Cronus Partners LLC, an investment banking firm, as commissions for the transaction, and 350,000 shares of Class A Common Stock were issued to Tenix Holding, Inc. as a stock payment for their membership interest in StarTrak. This prospectus includes only the 406,854 shares described above. The agreement pertaining to this transaction was filed as Exhibit 99.1 to our Form 8-K filed with the SEC on June 27, 2006.

The fourth transaction involves the issuance of 649,000 shares of Class A Common Stock in connection with a private offering to accredited investors in April 2007 as follows: 105,000 shares to Heartland Systems Co., 144,000 shares to The Anderson Family Trust (controlled by Donald E. and Rebecca E. Anderson with Mr. Anderson being a director of the Company), 180,000 shares to Richard S. Vanek, former President of our subsidiary, Excel/Meridian Data, Inc., and 220,000 shares to The Rhino Fund LLP. We received $1,277,200, net of cost of approximately $21,500, in the offering. The Form of Stock Purchase Agreement was filed as Exhibit 99.1 to our Form 8-K filed with the SEC on April 12, 2007.

The fifth transaction involves the issuance of 87,000 shares of Class A Common Stock in connection with a private offering in May 2007 to Heartland Systems Co. We received $242,900, net of cost of approximately $5,200, in the offering. The Form of Stock Purchase Agreement was filed as Exhibit 99.1 to our Form 8-K filed with the SEC on May 4, 2007.

The sixth transaction involves the issuance of shares of our Class A Common Stock to certain entities in consideration for services provided to us as follows: 4,878 shares to Midwest Public Affairs Group and 5,500 shares to Eric Wright & Associates.

The seventh transaction involves the issuance of 10,000 shares of our Class A Common Stock and warrants to purchase 20,000 shares of Class A Common Stock at a price of $2.25 to The Anderson Family Trust, controlled by Donald E. and Rebecca
E. Anderson with Mr. Anderson being a director of the Company, in consideration for their extension of a Line of Credit agreement which was established in June 2002. This prospectus covers the 10,000 shares as well as the 20,000 shares underlying the warrants. The Sixth Amendment to the Loan and Security Agreement was filed as Exhibit 99.1 to our Form 8-K filed with the SEC on June 28, 2007.

The eighth transaction involves the issuance of 13,080 shares of our Series B Convertible Preferred Stock to one private investor as payment in kind for dividends declared. Each share of our Series B Convertible Preferred Stock is convertible into 5.2 shares of Class A Common Stock (fractions rounded up). This prospectus covers resale of the 68,016 shares of Class A Common Stock into which the 13,080 dividend shares are convertible.

The final transaction involves the issuance of 2,453,948 shares of our Class A Common Stock and three-year warrants to purchase 981,579 shares of Class A Common Stock at a price of $3.00 per share to a group of private investors in July and August 2007. The Company received a total of $4,750,000, net of costs, in the offering. This prospectus includes the 2,453,948 shares of Class A Common Stock issued and the 981,579 shares of Class A Common Stock underlying the warrants. The transaction documents were filed as Exhibits to our Form 8-K filed with the SEC on August 9, 2007.

                                 USE OF PROCEEDS

The proceeds from the sale or other disposition of all of the shares of Class A Common Stock covered by this prospectus will be for the account of the selling shareholders, which term includes their transferees, pledgees or donees or other successors in interest. Accordingly, we will not receive any proceeds from the sale or other disposition of Class A Common Stock by the selling shareholders. We may, however, receive proceeds from the exercise of certain rights held by some of the selling shareholders under stock options or warrants to purchase Class A Common Stock from us if that is the origin of the shares. Such proceeds, when and if received, would be utilized by the Company for general working capital.

                              PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         - an exchange distribution in accordance with the rules of the applicable exchange;

         - privately negotiated transactions;

         - short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

         - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

         - a combination of any such methods of sale.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         In certain cases, we have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

         We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                              SELLING STOCKHOLDERS

The following table sets forth certain information, received through October 8, 2007, with respect to the number of shares of our Class A Common Stock beneficially owned by each selling stockholder. The information set forth below is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. The selling stockholders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time sell or otherwise dispose of, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares.

Except as otherwise described below, no selling stockholder, to our knowledge, held beneficially one percent or more of our outstanding Class A Common Stock as of the date of this prospectus. Because the selling stockholders may sell or otherwise dispose of all, some or none of the shares of our Class A Common Stock listed below, the Company is not able to estimate the amount or percentage of our Class A Common Stock that will be held by the selling stockholders upon completion of this offering. The following table assumes that all of the shares of Class A Common Stock being registered and the shares underlying the warrants being registered will be sold by the selling stockholders.

The shares purchased by the selling shareholders were purchased in the ordinary course of business; and at the time of the purchase of the securities to be resold, none of the sellers had any agreements or understandings, directly or indirectly, with any person to distribute the securities. None of the selling shareholders are affiliates of broker-dealers.

Except as indicated below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities or the securities of our predecessors. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

                                                                     Shares Being
                                         Shares          Class A      Offered by      Shares             Beneficial
                                      Beneficially       Common       Conversion       Being             Ownership
                                         Owned           Shares           of        Offered by         After Offering
                                         Prior            Being        Preferred    Exercise of
       Selling Stockholder          to Offering (1)    Offered (2)       Stock       Warrants       Number         Percent
----------------------------------- ----------------- -------------- -------------- ------------ -------------- -----------

Anderson Family Trust  (3)
11804 N. Sundown Drive
Scottsdale, AZ  85260                   3,837,810         154,000                     420,000      3,263,810       11.27%

Robert R. Kauffman  (4)
15575 N. 83rd Way, Suite 3
Scottsdale, AZ  85260                   2,486,576                                      72,000      2,414,576        8.28%

Harold S. Carpenter  (5)
Revocable Trust dtd 9/30/2005
13801 Bay Hill Drive
Clive, IA  50325-8567                     822,250                                      72,000        750,250        2.66%

The Rhino Fund LLP (6)
32065 Castle Court, Suite 100
Evergreen, CO  80439                      978,954         220,000                      72,000        686,954        2.44%



                                                                     Shares Being
                                         Shares          Class A      Offered by      Shares             Beneficial
                                      Beneficially       Common       Conversion       Being             Ownership
                                         Owned           Shares           of        Offered by         After Offering
                                         Prior            Being        Preferred    Exercise of
       Selling Stockholder          to Offering (1)    Offered (2)       Stock       Warrants       Number         Percent
----------------------------------- ----------------- -------------- -------------- ------------ -------------- -----------

Heartland Systems Co. (7)
13801 Bay Hill Drive
Clive, IA  50325-8567                     819,976         192,000                                    627,976        2.24%

WS Opportunity Fund
International, Ltd.
300 Crescent Court, Suite
1111                                    1,163,397         704,200                      281,680       177,517         **
Dallas, TX  72201  (8)(9)

WS Opportunity Fund, L.P.
300 Crescent Court, Suite 1111
Dallas, TX  72201    (8) (10)             742,180         449,200                      179,680       113,300         **

WS Opportunity Fund (QP), L.P.
300 Crescent Court, Suite 1111
Dallas, TX  72201    (8) (11)             702,667         425,548                      170,219       106,900         **

Dave Brown Development, ACC
2152 E. Cedar Street
Tempe, AZ  85281                          175,000         125,000                       50,000             0         **

Diane L. Howard Marital Trust
8926 East Ann Way
Scottsdale, AZ  85260                      87,500          62,500                       25,000             0         **

M.H. Investments, LLC
8926 East Ann Way
Scottsdale, AZ  85260                      87,500          62,500                       25,000             0         **

Frank P. Giltner III &

Renee V. Giltner
5341 N. 46th Street                        35,000          25,000                       10,000             0         **
Phoenix, AZ  85018


Norman P. McClelland  (12)
3111 E. Marlette Avenue
Phoenix, AZ  85016                        315,000         225,000                       90,000             0         **


                                                                     Shares Being
                                         Shares          Class A      Offered by      Shares             Beneficial
                                      Beneficially       Common       Conversion       Being             Ownership
                                         Owned           Shares           of        Offered by         After Offering
                                         Prior            Being        Preferred    Exercise of
       Selling Stockholder          to Offering (1)    Offered (2)       Stock       Warrants       Number         Percent
----------------------------------- ----------------- -------------- -------------- ------------ -------------- -----------
R. Craig Coppola, P.C.
Second Defined Benefit Plan
6040 East Montecito Avenue
Scottsdale, AZ 85251                      175,000         125,000                       50,000             0         **

Leslie W. Griffith (13)
P.O. Box 780710
Wichita, KS  67278                        350,000         250,000                      100,000             0         **

Eric Wright & Associates
1155 Capitol Center
919 Congress Avenue
Austin, TX  78701                           5,500           5,500                                          0         **

Midwest Public Affairs
Group, Inc.
222 S. Riverside Plaza,
Suite 1550
Chicago, IL  60606                          4,878           4,878                                          0         **

Richard S. Vanek (14)
2216 Creekview
Carrollton, TX  75006                     204,000         180,000                                     24,000         **

Tenix Holding, Inc. (15)
c/o Louis J. Marrett
Choate Hall & Stewart LLP
Two International Place                   350,000         350,000                                          0         **
Boston, MA  02110

M. Jamil Akhtar, MD (16)
215 S. Power Road, Suite 105
Mesa, AZ  85206-5236                      430,415                         68,016                     362,399        1.30%

Cronus Partners LLC
101 Merrit 7
Norwalk, CT  06851                         56,854          56,854                                          0         **

                                                      -------------- -------------- --------------
TOTALS                                                  3,617,180         68,016     1,617,579
                                                      ============== ============== ==============

**  Less than 1%


-------------------------------

(1) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of the date set forth in the applicable footnote through the conversion of a security or the exercise of any stock option or other right. Percentage ownership indicated in the footnotes below is based on 27,939,402 Common Equivalent shares outstanding, which is comprised of 22,728,035 shares of Class A Common Stock, 4,780,952 shares of Class A Common Stock into which the Series A Preferred Stock is convertible, and 430,415 shares of Class A Common Stock into which the Series B Preferred Stock is convertible as of October 8, 2007.

(2) Each share of Class A Common Stock being registered in this Prospectus also has a Right attached to it under the Shareholder Rights Plan (described on page 20). Those Rights are also being registered in this Prospectus.

(3) Donald E. and Rebecca E Anderson, who have beneficial ownership of all of the outstanding shares of the Anderson Family Trust, have beneficial ownership of 13.26% of the Company. This includes shares owned by Programmed Land, Inc., which are beneficially owned by the Mr. and Mrs. Anderson, and shares owned directly by Mr. Anderson. Mr. Anderson is a director of the Company.

(4) Robert R. Kauffman is the beneficial owner of these shares. Mr. Kauffman is the Chief Executive Officer and a director of the Company. Mr. Kauffman has beneficial ownership of 8.52% of the Company.

(5) Harold S. Carpenter is a director of the Company and is the beneficial owner of 2.91% of the Company. Mr. Carpenter is an officer of Heartland Systems Co., whose shares are also offered under this prospectus; however, Mr. Carpenter disclaims beneficial ownership of the Heartland Systems Co. shares.

(6) The Rhino Fund, LLP beneficially owns 3.48% of the Company. MacDonald Hawley, president of Rhino Capital, Inc., the fund manager, holds voting and dispositive powers over the shares of the Company's stock owned by The Rhino Fund, LLP.

(7) Heartland Systems Co. is the beneficial owner of 3.89% of the Company's stock. Leanna Hansch, Treasurer, holds voting and dispositive powers over the shares of the Company's stock owned by Heartland Systems Co.

(8) WSV Management, L.L.C. ("WSV") is the general partner of WS Ventures Management, L.P. ("WSVM"). WSVM is the general partner of WS Opportunity Fund, L.P. ("WSO") and WS Opportunity Fund (Q.P.), L.P. ("WSOQP") and is the agent and attorney-in-fact for WS Opportunity Fund International, Ltd. ("WSO International"). Reid S. Walker, G. Stacy Smith and Patrick P. Walker are the controlling principals of WSV. Through their control of WSV, Messrs. R. Walker, Smith and P. Walker share voting and investment control over the portfolio securities of each of WSO, WSOQP and WSO International.

(9) WSO International is the beneficial owner of 4.12% of the Company's stock.

(10)     WSO is the beneficial owner of 2.64% of the Company's stock.

(11)     WSOQP is the beneficial owner of 2.50% of the Company's stock.

(12) Norman P. McClelland is the beneficial owner of 1.12% of the Company's stock.

(13) Leslie W. Griffith is the beneficial owner of 1.25% of the Company's stock.

(14) Richard S. Vanek is the beneficial owner of 0.73% of the Company's stock. Mr. Vanek is the former president of Excel/Meridian Data, Inc., a wholly owned subsidiary of the Company.

(15) Tenix Holding, Inc. is the beneficial owner of 1.25% of the Company's Class A Common Stock. Robert Leece has voting control and investment decision over securities held by Tenix Holding. Mr. Leece disclaims beneficial ownership of the shares held by Tenix Holding.

(16) M. Jamil Akhtar, MD, is the beneficial owner of 1.54% of the Company's stock. Dr Akhtar is the sole owner of the Company's Series B Preferred Stock.

                            DESCRIPTION OF SECURITIES

Our authorized capital consists of 75,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 25,000,000 shares of preferred stock. The preferred stock is issuable in series with such designation, preferences, voting rights, privileges, and other restrictions and qualifications as our Board of Directors may establish in accordance with Arizona law. There were 22,728,035 shares of Class A Common Stock outstanding, and no shares of Class B Common Stock issued and outstanding as of October 8, 2007. There were 3,984,118 shares of Series A Convertible Preferred Stock outstanding and 82,772 shares of Series B Convertible Preferred Stock outstanding as of October 8, 2007. Shares of the Series A Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 1.2 shares of Class A Common Stock for every one share of Series A Convertible Preferred Stock. Shares of the Series B Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 5.2 shares of Class A Common Stock for every one share of Series B Convertible Preferred Stock. As of October 8, 2007, options to purchase 6,789,000 shares of Class A Common Stock were outstanding, and the weighted average exercise price of such options was $2.01. In addition, as of October 8, 2007, the Company had 4,079,903 warrants to purchase Class A Common Stock outstanding, and the weighted average exercise price of such warrants was $2.38. Our Class A Common Stock is traded on the NASDAQ Capital Market under the symbol "ALAN". No other securities of the Company are currently traded on any market.

Common Stock

Holders of shares of our Class A Common Stock are entitled to one vote per share on all matters to be voted on by our shareholders. Holders of shares of Class B Common Stock are entitled to one-one hundredth of one vote per share of Class B Common Stock on all matters to be voted on by our shareholders. Our Class A Common Stock and our Class B Common Stock have cumulative voting rights with respect to the election of directors. Our bylaws require that only a majority of the issued and outstanding voting shares of common stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

Subject to the dividend rights of the holders of preferred stock, if applicable, holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available.

Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any of our senior securities, including preferred stock, our assets will be divided pro rata on a per share basis among the holders of the shares of common stock. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized to issue preferred stock in one or more series and denominations and to fix the rights, preferences, privileges, and restrictions, including dividend, conversion, voting, redemption, liquidation rights or preferences, and the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock.

Our Board of Directors has previously authorized the issuance of a series of preferred stock referred to as Series B Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series B Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series B Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series B Convertible Preferred Stock if we want to authorize any reclassification of the Series B Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series B Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series B Convertible Preferred Stock as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series B Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series B Convertible Preferred Stock shall have voting rights as if converted into Class A Common Stock.

Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series A Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series A Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series A Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series A Convertible Preferred Stock if we want to authorize any reclassification of the Series A Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series A Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series A Convertible Preferred Stock (other than the existing Series B Convertible Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series A Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series A Convertible Preferred Stock shall have voting rights as if converted into Class A Common Stock.

Arizona Corporate Takeover Act and Certain Charter Provisions

We are subject to the provisions of the Arizona Corporate Takeover Act. The Arizona Corporate Takeover Act and certain provisions of our articles of incorporation and bylaws, as summarized in the following paragraphs, may have the effect of discouraging, delaying, or preventing hostile takeovers (including those that might result in a premium over the market price of our common stock), or discouraging, delaying, or preventing changes in control or management of our company.

Arizona Corporate Takeover Act

Article 1 of the Arizona Corporate Takeover Act is intended to restrict "greenmail" attempts by prohibiting us from purchasing any shares of our capital stock from any beneficial owner of more than 5% of the voting power of our company at a per share price in excess of the average market price during the 30 trading days prior to the purchase, unless

o the 5% owner has beneficially owned the shares to be purchased for a period of at least three years prior to the purchase;

o a majority of our shareholders (excluding the 5% owner, its affiliates or associates, and any officer or director of our company) approves the purchase; or

o   we make the offer available to all holders of shares of our capital stock.

Article 2 of the Arizona Corporate Takeover Act is intended to discourage the direct or indirect acquisition by any person of beneficial ownership of our shares (other than an acquisition of shares from us) that would constitute a control share acquisition. A "control share acquisition" is defined as an acquisition of shares by any person, when added to other shares of our company beneficially owned by such person, immediately after the acquisition entitles such person to exercise or direct the exercise of

o   at least 20% but less than 33 1/3%;

o   at least 33 1/3% but less than or equal to 50%; or

o   more than 50% of the voting power of our capital stock.

The Arizona Corporate Takeover Act (1) gives our shareholders other than any person that makes or proposes to make a control share acquisition or our company's directors and officers the right to limit the voting power of the shares acquired by the acquiring person that exceed the threshold voting ranges described above, other than in the election of directors, and (2) gives us the right to redeem such shares from the acquiring person at a price equal to their fair market value under certain circumstances.

Article 3 of the Arizona Corporate Takeover Act is intended to discourage us from entering into certain mergers, consolidations, share exchanges, sales or other dispositions of our assets, liquidation or dissolution of our company, reclassification of securities, stock dividends, stock splits, or other distribution of shares, and certain other transactions with any interested shareholder (as defined in the takeover act) or any of the interested shareholder's affiliates for a period of three years after the date that the interested shareholder first acquired the shares of common stock that qualify such person as an interested shareholder, unless either the business combination or the interested shareholder's acquisition of shares is approved by a committee of our Board of Directors (comprised of disinterested directors or other persons) prior to the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder. In addition,
Article 3 prohibits us from engaging in any business combination with an interested shareholder or any of the interested shareholder's affiliates after such three-year period unless:

o the business combination or acquisition of shares by the interested shareholder was approved by our Board of Directors prior to the date on which the interested shareholder acquired the shares that qualified such person as an interested shareholder;

o   the business combination is approved by our shareholders
    (excluding the interested person or any of its affiliates) at a meeting called after such three-year period; or

o the business combination satisfies each of certain statutory requirements.

Article 3 defines an "interested shareholder" as any person (other than us and our subsidiaries) that either (a) beneficially owns 10% or more of the voting power of our outstanding shares, or (b) is an affiliate or associate of our company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of our outstanding shares.

Certain Charter Provisions

In addition to the provisions of the Arizona Corporate Takeover Act described above, our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and the rights of shareholders. These provisions include the following:

o the authority of our Board of Directors to fill vacancies on the Board of Directors;

o the authority of our Board of Directors to issue preferred stock in series with such voting rights and other powers as our Board of Directors may determine;

o a provision that, unless otherwise prohibited by law, special meetings of the shareholders may be called only by our Board of Directors, or by holders of not fewer than 10% of all shares entitled to vote at the meeting; and

o a provision for cumulative voting in the election of directors, pursuant to Arizona law.

Shareholder Rights Plan

In addition to the shares of Class A Common Stock included in this Prospectus, we are also registering the Right per our Shareholder Rights Plan attached to each of these shares. The definition of a Right, as well as a description of our Shareholder Rights Plan, follows.

We have established a shareholder rights plan under which each share of common stock presently outstanding or which is issued hereafter prior to the "distribution date," defined below, is granted one preferred share purchase right, or a right, and each share of Series A or Series B preferred stock presently outstanding or hereafter issued prior to the distribution date, which is convertible into common stock of the Company, is granted such number of rights equal to the number of common shares such preferred stock is convertible in to. Each right entitles the registered holder to purchase from us one one-hundredth (1/100th) of a share of the series C junior participating preferred stock of the Company at a price of $25.00 per 1/100th of a series C preferred share, subject to adjustment in the event of stock dividends and similar events occurring prior to the distribution date. Each 1/100th of a series C preferred share would have voting, dividend and liquidation rights which are the approximate equivalent of one share of Class A common stock.

The rights are not exercisable until the distribution date, which is the earlier to occur of (i) 10 days following the date, or the stock acquisition date, of a public announcement that a person or group, or an acquiring person, has acquired beneficial ownership, of 25% or more of the outstanding common stock of the Company, or (ii) 10 business days, unless extended by our board, following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 25% or more of the outstanding common stock.

Until the distribution date, the rights will be transferred with and only with the common stock or the preferred stock, and the surrender for transfer of any certificate for common stock or preferred stock will also constitute the transfer of the rights associated with the shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock and preferred stock as of the close of business on the distribution date, and the rights will then become separately tradable.

In the event that any person or group becomes the beneficial owner of 25% or more of the outstanding shares of common stock, other than pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms determined by a majority of our board who are not representatives, affiliates or associates of an acquiring person, to be at a price which is fair to our shareholders and otherwise in the best interests of our Company and our shareholders, each holder of a right, other than rights beneficially owned by, or in certain circumstances acquired from, the acquiring person or its associates or affiliates, which will be void, will thereafter have the right to receive upon exercise that number of shares of common stock, or, in certain circumstances, cash, property or other securities of our Company, having a value equal to two times the exercise price of the right. However, the rights are not exercisable following any such event until such time as the rights are no longer redeemable by us as set forth below.

In the event that after the stock acquisition date, (i) we engage in a merger or consolidation in which we are not the surviving corporation or in which shares of our common stock are converted or exchanged, other than a transaction pursuant to a qualifying offer, or (ii) 50% or more of the Company's consolidated assets or earning power are sold or transferred, proper provision will be made so that each holder of a right, other than rights which have previously been voided as set forth above, will thereafter have the right to receive, upon exercise of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

At any time after a person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, our board may exchange the rights, other than rights owned by such person or group, which have become void, in whole or in part, at an exchange ratio of one share of common stock, or 1/100th of a series C junior participating preferred share, into a share of a class or series of our preferred stock having equivalent rights, preferences and privileges, per right, subject to adjustment.

At any time until 10 days following the stock acquisition date, our board may redeem the rights in whole, but not in part, at a redemption price of $.001 per right, subject to adjustment.

Prior to the distribution date, the terms of the rights may without the consent of the holders of the rights be amended by our board in any respect whatever, except for an amendment that would change the redemption price, the exercise price of the rights, the number of 1/100ths of a series C preferred share purchasable upon exercise of the rights or the final expiration date of the rights. After the distribution date, our board may amend the rights agreement to cure any ambiguity or inconsistency, to make changes which do not adversely affect the interests of holders of rights, excluding the interest of any acquiring person, or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the rights are not redeemable. The rights will expire on June 30, 2014, unless the rights are earlier redeemed by us as described above.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

                                  LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the Class A Common Stock offered hereby will be passed upon by The Law Office of Steven P. Oman, P.C., Scottsdale, Arizona. Said firm, and Steven P. Oman, owned, as of the date of this prospectus, an aggregate of 247,109 shares of our Class A Common Stock on an as-converted basis.

Lawyers and employees of The Law Office of Steven P. Oman, P.C. and entities controlled by lawyers at The Law Office of Steven P. Oman, P.C. may engage in transactions in the open market or otherwise to purchase or sell our securities from time to time.

The Company is a party to litigation which is more fully described in our Form 10-KSB for the fiscal year ended June 30, 2007, filed with the SEC on October 1, 2007.

                                     EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 have been audited by Semple, Marchal & Cooper, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 which was filed with the Securities and Exchange Commission. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                      INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus and any subsequent prospectus supplements, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. The information incorporated by reference is an important part of this prospectus and any subsequent prospectus supplements. Information that we file subsequently with the SEC, but prior to the termination of this offering, will automatically update this prospectus and any outstanding prospectus supplements and supersede this information. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

1. The description of our Class A Common Stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

2.  Our Form 8-K filed with the SEC on May 4, 2006.

3.  Our Form 8-K filed with the SEC on June 27, 2006.

4.  Our Form 8-K filed with the SEC on July 14, 2006.

5.  Our Definitive Proxy Statement filed with the SEC on December 28, 2006.

6.  Our Form 8-K filed with the SEC on April 12, 2007.

7.  Our Form 8-K filed with the SEC on May 4, 2007.

8.  Our Form 8-K filed with the SEC on June 28, 2007.

9.  Our Form 8-K filed with the SEC on August 9, 2007.

10. Our annual report on Form 10-KSB for the fiscal year ended June 30, 2007 filed with the SEC on October 1, 2007.

We also are incorporating by reference in this prospectus and any subsequent prospectus supplements all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of common stock. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplements as of the date of filing of such reports and documents.

Upon request, whether written or oral, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus or any prospectus supplements but not delivered with the prospectus or any subsequent prospectus supplements. You should direct any requests for this information to the office of the Secretary, at our principal executive offices, located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260. The telephone number at that address is (480) 607-1010.

Any statement contained in a document which is incorporated by reference in this prospectus or in any subsequent prospectus supplements will be modified or superseded for purposes of this prospectus or any subsequent prospectus supplements to the extent that a statement contained in this prospectus or incorporated by reference in this prospectus or in any prospectus supplements or in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus or in any subsequent prospectus supplements modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplements. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. The securities offered in this prospectus may only be offered in states where the offer is permitted, and we and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being registered. None of the following expenses will be borne by the selling stockholders unless specifically indicated below.

    Registration fee                                       $    274

    Printing expenses*                                     $    100

    Accounting fees, legal fees and expenses*              $  4,500

    Miscellaneous*                                         $    500
                                                           ---------
    Total*                                                 $  5,374

* Estimated

Item 15. Indemnification of Directors and Officers.

The General Corporation Law of the State of Arizona allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

    o the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

    o the person actually received an improper personal benefit in money, property or services; or

    o in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

Under Arizona law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

    o by the Board of Directors by a majority vote of a quorum consisting of directors not, at the o time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the Board of Directors designated to act in the matter;

    o by special legal counsel selected by the board or board committee by the vote set forth above, or, if such vote cannot be obtained, by a majority of the entire board; or

    o  by the stockholders.

If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

An Arizona corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under Arizona law, expenses may be advanced to a director or officer when the director or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Arizona law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. An Arizona corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

Under Arizona law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Our bylaws provide that we shall indemnify each director, officer or employee

    o to the fullest extent permitted by the General Corporation Law of the State of Arizona, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan; and

    o to the fullest extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Arizona in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time a director, officer or employee of the corporation, or is or was at any time serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by us.

In addition to the general indemnification described above, Arizona law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

    o to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

    o to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We have adopted, in our articles of incorporation, a provision that eliminates and limits the personal liability of each of our directors and officers to the full extent permitted by the laws of the State of Arizona.

Item 16. Exhibits.

       EXHIBIT
        NUMBER              DESCRIPTION OF EXHIBIT

          5      Opinion of Law Office of Steven P. Oman, P.C.

         23.1    Consent of Law Office of Steven P. Oman, P.C. (included in
                 Exhibit 5).

         23.2    Consent of Semple, Marchal & Cooper, LLP, Independent Auditors.

         24.1 Power of Attorney. Located following signature page of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

         (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (B) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (C) To include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (1)(A), (1)(B) and (1)(C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the registration statement material.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it was first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on October 12, 2007.


                                     ALANCO TECHNOLOGIES, INC.
                                     an Arizona corporation


                                     By:      /s/ Robert R. Kauffman
                                              Robert R. Kauffman
                                              Chief Executive Officer
                                              (Principal Executive Officer)

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Robert R. Kauffman and John A. Carlson, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

    Signature                         Title                          Date

 /s/ Robert R. Kauffman      Chief Executive Officer
 ----------------------      (Principal Executive Officer)
 Robert R. Kauffman          Director and Chairman of           October 12, 2007
                             the Board

 /s/ John A. Carlson         Chief Financial Officer
 -------------------         (Principal Financial Officer
 John A. Carlson             and Principal Accounting Officer)  October 12, 2007
                             and Director

 /s/ Harold S. Carpenter
 -----------------------             Director                   October 12, 2007
 Harold S. Carpenter

 /s/ Donald E. Anderson
 ----------------------              Director                   October 12, 2007
 Donald E. Anderson

 /s/ James T. Hecker
 -------------------                 Director                   October 12, 2007
 James T. Hecker

 /s/ Thomas C. LaVoy
 -------------------                 Director                   October 12, 2007
 Thomas C. LaVoy

 /s/ Timothy P. Slifkin
 ----------------------              Director                   October 12, 2007
 Timothy P. Slifkin

EXHIBIT 5

                                  Law Office of
                              STEVEN P. OMAN, P.C.

                           Gold Dust Corporate Center
                               8664 E. Chama Road
Telephone: (480) 348-1470   Scottsdale, Arizona 85255  Facsimile: (480) 348-1471
                                                       e-mail: soman@omanlaw.net

                                           October 8, 2007
Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, Arizona 85260

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Alanco Technologies, Inc. (the "Company") in connection with the registration by the Company of 5,302,775 shares of its Class A Common Stock (the "Shares") that may be offered and sold by certain stockholders of the Company from time to time and the Rights attached to said common stock pursuant to the Company's Shareholder Rights Plan. We have assisted the Company in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b) (5) of Regulation S-B.

In connection with the foregoing, we have examined, among other things, the Registration Statement and the Company's Second Restated Articles of Incorporation, the Company's Bylaws, as amended, Resolutions of the Company's Board of Directors, the Company's Shareholder Rights Plan, and such other documents, including copies of documents containing a description of the rights, privileges and liabilities of the Preferred Stock of the Company and warrant agreements.

In connection with our review, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of officers and agents of the Company and public officials.

Based on the foregoing, we are of the opinion that (i) 3,617,180 of the Shares issued as of the date of this letter were validly issued, fully paid and nonassessable at the time of their issuance, and (ii) when 1,685,595 Shares are issued out of the Company's duly authorized Class A Common Stock pursuant to the provisions of the existing warrant agreements and conversion of the Series B Preferred Stock and the Company has received the consideration therefor in accordance with the terms of the warrant agreements, the Shares so issued will be validly issued, fully paid and non-assessable. In addition, we are of the opinion that the Rights attached to the Shares pursuant to the Company's Shareholder Rights Plan represent valid and binding obligations of the Company in accordance with the Company's Shareholder Rights Plan.

This opinion is limited to the corporate laws of the State of Arizona, including its constitution and judicial interpretations, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof to be effective as of the effective date of the Registration Statement, and we undertake no obligation to advise you of any changes in applicable law or other matters that may come to our attention after said effective date.

We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.

                                 Very truly yours,

                                 LAW OFFICE OF STEVEN P. OMAN, P.C.

                                 By:  /s/ Steven P. Oman
                                      ------------------
                                      Steven P. Oman

EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


Alanco Technologies, Inc. and Subsidiaries


We hereby consent to the incorporation by reference in the S-3 registration statement of our report dated September 28, 2007, included in the Company's Form 10-KSB for the year ended June 30, 2007, and to all references to our firm included in the registration statement.



                                           /S/ SEMPLE, MARCHAL, & COOPER, LLP



Phoenix, Arizona
October 12, 2007